EXHIBIT 3.06

                            CERTIFICATE OF AMENDMENT

                                       OF

             CERTIFICATE OF FORMATION OF A LIMITED LIABILITY COMPANY

      The undersigned, being the sole member of HARRIS SEMICONDUCTOR (OHIO), LLC, a Delaware limited liability company (the "Company"), does hereby consent to the amendment of the Certificate of Formation as provided in the following resolution of the Board of Managers:

      RESOLVED, that subject to obtaining approval of the sole member of the Company, that the Certificate of Formation of this Company be amended by changing the First Article thereof so that, as amended, said Article shall be read in its entirety as follows:

                       "First, The name of the Company is

                               INTERSIL (OH), LLC"

This action taken as of the 13th day of August, 1999.


                                              INTERSIL CORPORATION


                                              By: /s/ Gregory L. Williams
                                                 -------------------------------
                                                  Gregory L. Williams, President
                                                  and Chief Executive Officer

           CERTIFICATE OF CONVERSION FROM A CORPORATION TO A LIMITED
            LIABILITY COMPANY PURSUANT TO SECTION 266 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

      1) The name of the Corporation immediately prior to filing this Certificate of Conversion is Harris Semiconductor (Ohio), Inc.

      2) The jurisdiction where the Corporation first formed is Delaware.

      3) The jurisdiction immediately prior to filing this Certificate of Conversion is Delaware.

      4) The date of filing of the Corporation's original certificate of incorporation with the Secretary of State, May 8, 1986.

      5) The original name as set forth in the Certificate of Incorporation is GE Subsidiary, Inc. 50.

      6) The name of the limited liability company as set forth in the Formation is Harris Semiconductor (Ohio), LLC.

      7) This conversion has been approved in accordance with the provisions of
Section 266 of the General Corporation Law of the State of Delaware.


                                HARRIS SEMICONDUCTOR (OHIO), INC.


                                By: /s/ D.S. Wasserman
                                   -------------------------------------
                                Name:  D.S. Wasserman
                                Title: Vice President - Treasurer

                          CERTIFICATE OF FORMATION OF

                        HARRIS SEMICONDUCTOR (OHIO), LLC

      1. The name of the limited liability company is Harris Semiconductor
(Ohio), LLC.

      2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Harris Semiconductor (Ohio), LLC this 12th day of August, 1999.


                                        By: /s/ D.S. Wasserman
                                           -----------------------------
                                                D.S. Wasserman
                                                Authorized Person